Investor Presentation August 2018 Exhibit 99.2

Disclaimers Non-GAAP Financial Measures. As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this document to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document. This document contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA for the three and six-month periods ended June 30, 2018 and 2017; EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload for the twelve-month periods ended December 31, 2017, 2016 and 2015; free cash flow for the three and six-month periods ended June 30, 2018 and 2017, and the twelve-month periods ended December 31, 2017, 2016 and 2015; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”) for the three and six-month periods ended June 30, 2018 and 2017; adjusted operating income for our North American less-than-truckload business for the three and six-month periods ended June 30, 2018 and 2017, the twelve-month periods ended December 31, 2017 and 2015, and the trailing twelve-month period ended June 30, 2018; and total organic revenue for the three-month periods ended June 30, 2018 and 2017. We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. Items excluded from such non-GAAP financial measures are significant and necessary components of the operations of our business, and, therefore, such measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for acquisition costs and related integration, transformation and rebranding initiatives. Transaction and integration adjustments are generally incremental costs that result from an acquisition and include transaction costs, restructuring costs, acquisition and integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Rebranding adjustments relate primarily to the rebranding of the XPO Logistics name on our truck fleet and buildings. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We believe that EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of normalized operating activities. We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities. We believe that adjusted operating income for our North American less-than-truckload business improves the comparability of our operating results from period to period by removing the impact of certain transaction, integration and rebranding costs and amortization and depreciation expenses incurred in the reporting period as set out in the attached tables. We believe that total organic revenue is an important measure because it excludes the impact of the following items: foreign currency exchange rate fluctuations and fuel surcharges. With respect to our 2018 financial targets of adjusted EBITDA and our 2017-2018 cumulative target for free cash flow each of which is a non-GAAP measure, a reconciliation of the non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described below that we exclude from the non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP that would be required to produce such a reconciliation. Forward-looking Statements. This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws; and governmental or political actions, including the United Kingdom's likely exit from the European Union. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law. Investor Presentation August 2018

Key Factors Driving High Growth and High Returns Significant investments in secular drivers of organic growth Leadership positions in fast-growing areas of transportation and logistics Strong presence in the e-commerce sector $1 trillion addressable opportunity, of which we hold less than 2% market share Cutting-edge technology that differentiates XPO in every line of business Numerous company-specific margin improvement initiatives Low maintenance capex requirements Longstanding track record of creating value through M&A integrations World-class operators who are laser-focused on driving results Fortune named XPO a Most Admired Company and the fastest-growing transportation company on the Fortune 500 Forbes named XPO a top-performing U.S. company on the Global 2000, and one of America's Best Employers Investor Presentation August 2018

63% of Revenue Truckload, Brokerage and Expedite Less-Than-Truckload Last Mile Intermodal and Drayage Global Forwarding LOGISTICS Warehousing with High-Value-Add Services TRANSPORTATION Moving Freight Using Optimal Modes 37% of Revenue E-Commerce and Omnichannel Fulfillment Customized Warehousing and Distribution Returns Management (Reverse Logistics) Supply Chain Optimization Managed Transportation 67% of Fortune 100 companies trust XPO with their business Top 10 Global Provider of Supply Chain Services We use our highly integrated network of people, technology and assets to help customers manage their goods more efficiently throughout their supply chains Note: Data as reported for FY 2017; effective Q1 2018, Managed Transportation is reflected within the Transportation segment 4 Investor Presentation August 2018

By Country of Operation By Customer Vertical Global Scale with Well-Diversified Business Mix Customers Over 50,000 Employees Over 97,000 Locations 1,505 Countries of Operation 32 Contract Logistics Facilities 183 million sq. feet (17 million sq. meters) Key Metrics Gross Revenue Profile Investor Presentation August 2018 Note: Gross revenue profile reflects FY2017 total revenue; revenue split by customer vertical is based on the company’s top 200 customers, which represent approximately 57% of total revenue

Optimal Network Mix Creates Value Ground transportation assets: 16,000 owned tractors; 39,000 trailers; 9,500 53-ft. intermodal boxes; and 5,000 chassis Non-asset transportation network: 12,000 trucks contracted via independent owner-operators; and more than 1 million brokered trucks Facility assets: 457 cross-docks; and 810 contract logistics facilities Attractive Revenue Mix Global network with optimal mix of non-asset and asset capabilities enhances customer service while generating high returns for shareholders Asset-Light (69%) Asset-Based (31%) Investor Presentation August 2018 Note: Revenue mix for FY 2017

$450+ million annual investment in technology is a key competitive advantage Global technology team of more than 1,700 professionals Over 100 data scientists focused on predictive analytics and machine learning XPO Connect digital freight marketplace gives shippers and carriers real-time visibility into supply and demand by geography and automates load matching Drive XPO mobile app helps carriers reduce empty miles and improve productivity WMx warehouse technology accelerates site startups and integration of automation Voice integrations with Amazon Echo and Google Home enable consumer self-service Augmented reality for last mile consumers planned for Q4 roll-out C3XPO security robots deployed to patrol grounds of large logistics facilities Intense Pace of Innovation Across the Business Investor Presentation August 2018 Our technology is a major reason why customers trust us each day with 160,000 ground shipments and more than 7 billion inventory units

Highly Skilled Management Team Bradley Jacobs Chief Executive Officer United Rentals, United Waste Josephine Berisha Senior Vice President–Global Compensation and Benefits Morgan Stanley Erik Caldwell Chief Operating Officer–Supply Chain, Americas and Asia Pacific Hudson's Bay Company, Luxottica Richard Cawston Managing Director–Supply Chain, Europe Asda, Norbert Dentressangle Michele Chapman Senior Vice President–Global Sales Operations Amazon Ashfaque Chowdhury President–Supply Chain, Americas and Asia Pacific New Breed Troy Cooper President United Rentals, United Waste Sarah Glickman Senior Vice President–Corporate Finance Novartis, Honeywell, Bristol-Myers Squibb Luis Angel Gómez Managing Director–Transport, Europe Norbert Dentressangle John Hardig Chief Financial Officer Stifel Nicolaus, Alex. Brown Mario Harik Chief Information Officer Oakleaf Waste Management Christophe Haviland Senior Vice President–Transport Sales, Europe DHL, American Express, Staples Investor Presentation August 2018 Partial list, in alphabetical order Prior Experience

Highly Skilled Management Team (Cont'd)

	Prior Experience
Meghan Henson *Chief Human Resources Officer*	Chubb, PepsiCo
Charles Hitt *President–Last Mile*	3PD, Geologistics
Erin Kurtz *Senior Vice President–Communications*	Thomson Reuters, AOL
Katrina Liddell *Senior Vice President–Transportation Sales, North America*	Johnson Controls International
Scott Malat *Chief Strategy Officer*	Goldman Sachs, UBS, JPMorgan Chase
John Mitchell *Chief Information Officer–Supply Chain, Americas and Asia Pacific*	New Breed, Pep Boys, Lowe's
Emily Phillips *Senior Vice President–Advanced Solutions*	Home Depot, JDA Software
Greg Ritter *Chief Customer Officer*	Knight Transportation, C.H. Robinson
Sanjib Sahoo *Chief Information Officer–Transport, North America*	TradeMONSTER
Christopher Synek *President–Transportation, North America*	Republic Services, Cintas
Kenneth Wagers *Chief Operating Officer; Interim President–LTL, North America*	Amazon, Dr Pepper Snapple, UPS
Malcolm Wilson *Chief Executive Officer–XPO Logistics Europe*	Norbert Dentressangle, NYK Logistics

Partial list, in alphabetical order

9 Investor Presentation August 2018 XPOLogistics

< 2% Current Share of $1 Trillion Addressable Opportunity

Industry Sector Size in Billions [1]

Ordered by Share of XPO's Revenue

Contract Logistics	~$120
North American Less-Than-Truckload	~$35
European Transport [2]	~$455
North American Truckload and Expedite	~$375
North American Intermodal and Drayage	~$22
North American Last Mile	~$13

Larger Salesforce Closed a Record $1.1 Billion of Sales in Q2 '18

- More than tripled the number of strategic account managers over the last two years
- In Europe, deepened bench strength of senior-level sales talent in both logistics and transportation
- Beefed up sales support; raised incentive compensation, invested in new training and analytics to drive cross-selling across XPO's offerings

Top Customers are Benefitting from XPO's Platform

Number of XPO's Services Used by Top 100 Customers [3]



7
16
12
6
59
1
2
3
4
5 or more

As of FY 2017

- 93 of XPO's top 100 customers use two or more service lines
- 26% of sales generated from XPO's top 100 customers come from secondary service lines

(1) Includes only North American and European markets. Sources include: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Bain & Company, Wall Street research and management estimates
(2) European transport includes truckload and brokerage
(3) Service categories are North American expedite, intermodal, last mile, brokerage, LTL and supply chain; European transport and supply chain; and global forwarding

10 Investor Presentation August 2018

XPO Logistics

Leading Positions in Fast-Growing Industry Sectors

		As Percent of XPO's Gross Revenue [(1)]	Projected Industry Growth Rate X GDP [(2)]
Contract Logistics	▪ Second largest provider of contract logistics globally ▪ Largest outsourced e-fulfillment provider in Europe	37%	2 – 3x
North American Less-Than-Truckload	▪ Second largest LTL provider in North America ▪ More than 75,000 next-day and two-day lanes	24%	1 – 1.5x
European Transport	▪ Largest provider of truck brokerage and largest owned fleet in Europe ▪ Leading provider of LTL in Western Europe	16%	1 – 1.5x
Truck Brokerage, Expedite, Forwarding	▪ Second largest freight brokerage firm globally ▪ Largest manager of expedited shipments in North America, with largest web-based auction TMS for expedite	11%	2 – 4x
Intermodal and Drayage	▪ Third largest intermodal provider in North America and a drayage leader ▪ 30+ years experience with cross-border Mexico freight movements by rail	6%	3 – 5x
Last Mile Logistics	▪ Largest last mile logistics provider for heavy goods in North America ▪ Expanded U.S. network hubs to 71, targeting 85 total hubs before holiday	6%	5 – 6x

(1) Revenue mix for FY 2017
(2) Sources: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Wall Street Research and management estimates

11 Investor Presentation August 2018

XPOLogistics

Expanding Share of High-Growth E-Commerce Market Largest e-fulfillment 3PL in Europe, with a strong presence in North America Omnichannel and reverse logistics / returns management leader in North America Customers include many e-commerce and omnichannel retail giants Logistics experience with fast-growing categories such as mobile electronics facilitates returns, testing, refurbishment, warranty management and other value-added services Proprietary technology for advanced warehouse automation, robots, drones and other innovations enable customized logistics solutions XPO Direct shared-space distribution network gives customers time-definite, fast and affordable order fulfillment Largest North American provider of last mile logistics for heavy goods Industry-leading consumer satisfaction levels powered by technology Grew North American last mile revenue by 17% in Q2 2018 year-over-year Service rolled out in the UK, Ireland, Netherlands, Spain and France Investor Presentation August 2018

Clear Path to $1.6 Billion of Adjusted EBITDA in 2018 Investor Presentation August 2018 On track for at least 17% adjusted EBITDA growth this year Implementation of pricing initiatives Continued investments in salesforce expansion and effectiveness Better management of overtime and temporary labor through workforce planning Further efficiencies in logistics through the implementation of advanced robotics and other innovations, and process improvements Further improvement of LTL business mix and route optimization Cross-fertilization of best practices Automation of select customer and carrier-facing operations Optimization of shared services such as HR, IT and Finance Centralized procurement and other economies of scale

2018 Investments Drive Long-Term Growth Investor Presentation August 2018 Company-specific levers for sustainable growth throughout market cycles Growing XPO Direct network from 75 North American locations to approximately 100 locations by year-end primarily to serve omnichannel and e-commerce demand Expanding contract logistics infrastructure to support rapid growth: warehouse management software, automation and robotic implementations, data-driven workforce planning tools, recruiting and real estate procurement Accelerating less-than-truckload sales with over 200 recently hired sales associates and support personnel trained on optimal freight mix Extending last mile network to 85 North American hubs before holiday, strategically located for pure-play last mile customers and XPO Direct fulfillment Deepening competitive moat of proprietary technology, with an emphasis on differentiation in the e-commerce, consumerization and digitalization spaces

Opportunity to Create Substantial Value through M&A Exploring acquisitions that are strategically and financially compelling Primary focus on North America and Europe in existing or complementary lines of business Potential opportunities to improve the profitability of acquired businesses include: Cross-selling multiple services to existing and new customers Global procurement savings Operational efficiencies through best practices and, where applicable, cost-out initiatives Optimizing headcount and organizational structure Broad application of technology, including utilization of labor and capacity Investor Presentation August 2018

October 2015 acquisition of Con-way Instilled a culture of accountability by focusing employees on results that matter Invested in sales force recruitment and training to optimize business mix Realized approximately $200 million of cost improvements Doubled adjusted operating income from FY 2015 to TTM June 30, 2018 June 2015 acquisition of Norbert Dentressangle Improved margins by cross-fertilizing best practices and addressing loss makers Transformed sales organization to collaborate on strategic opportunities across countries and integrated service lines Achieved record revenue and profits in both transport and logistics post-acquisition Closed $915 million of European sales for FY 2017, up 51% versus FY 2016 Investor Presentation August 2018 Strong Track Record of Optimizing Acquired Operations Note: LTL adjusted operating income growth based on as-reported FY 2017 year-end results

Key Lines of Business

Contract Logistics Competitive Position as Technology Leader Asset-light business characterized by long-term, recurring contractual relationships, low cyclicality and a high-value-add component that minimizes commoditization Deep expertise in high-growth sectors that trend toward outsourcing: retail, e-commerce, industrial, high tech, aerospace, telecom, food and beverage, healthcare and agriculture Largest provider of outsourced e-fulfillment in Europe Advanced warehouse robotics and automation Low capex requirements as a percentage of revenue lead to strong free cash flow conversion and ROIC Five-year average contract tenure with a historical renewal rate of over 95% Global sales pipeline of approximately $1.8 billion Investor Presentation August 2018 Global Footprint

Truck Brokerage Broad Opportunity to Cross-Sell Massive Capacity Non-asset business that matches shippers’ freight with an established network of over 38,000 pre-qualified trucking carriers High free cash flow conversion and minimal capex Fragmented market with opportunity to expand Outsourcing trends drive industry growth Continuously improving productivity through proprietary Freight Optimizer technology Drive XPO mobile app strengthens relationships with carriers Proprietary algorithms use machine learning to enhance pricing accuracy Variable cost model performs well through cycles Global Footprint Investor Presentation August 2018

Last Mile Demand Propelled by E-Commerce and Omnichannel Investor Presentation August 2018 Asset-light business that arranges the final stage of heavy goods deliveries from distribution centers, cross-docks or retail stores to consumers’ homes Customers include nearly all of the top 30 big-box retailers and e-tailers in the U.S. On track to facilitate approximately 14 million deliveries this year Best-in-class proprietary customer experience technology for deliveries and in-home installations Integrated with contract logistics and LTL networks to create a powerful value proposition for retail and e-commerce customers Rolled out last mile service in the UK, Ireland, Netherlands, Spain and France, and seeing strong demand Global Footprint

North American Less-Than-Truckload Strong Tailwind from Sales Expansion Investor Presentation August 2018 Asset-based business utilizing employee drivers, fleet of tractors and trailers for line-haul, pick-up and delivery of pallets, and network of terminals Second largest LTL carrier, covering 99% of all U.S. zip codes Laser focused on on-time, damage-free performance One of the industry’s most modern fleets, delivering approximately 20 billion pounds of freight a year Top 25 LTL accounts using an average of six different XPO services each Improved Q2 2018 adjusted operating income ratio to 84.3%, the best quarterly ratio in 30 years North American Footprint

Intermodal and Drayage Long-term Sales Potential for Truck-to-Rail Conversion Investor Presentation August 2018 Asset-light business that arranges the long-haul portion of containerized freight, including rail brokerage, local drayage and on-site operational services Third largest intermodal provider 9,500 53-ft. intermodal boxes and 5,000 chassis Leading U.S. drayage capacity of 2,300 independent owner-operators, with access to over 25,000 additional drayage trucks Proprietary Rail Optimizer IT is a competitive advantage: enables constant communication with railroads for door-to-door movements of long-haul freight with high visibility High levels of customer satisfaction driven by cost effectiveness, ready capacity and service performance North American Footprint

European Transport Cross-Fertilizing Best Practices with North America Investor Presentation August 2018 Leading platform for dedicated and non-dedicated truckload, less-than-truckload, truck brokerage, and new last mile service LTL, truck brokerage and dedicated transport combined account for about 80% of European transport EBITDA A leading LTL provider in Western Europe Similar profit improvement plan as North American LTL, sharing best practices Large and growing brokerage business draws on carrier network and XPO-owned capacity Launched Freight Optimizer system to increase visibility across Europe Rolled out Drive XPO app for carriers High-return dedicated transport business utilizes assets for long-term contracts European Transport Footprint

Global Forwarding Integrated Global Network Investor Presentation August 2018 Non-asset logistics solution for domestic, cross-border and international shipments, including customs brokerage Freight forwarding is a $150 billion industry, of which XPO has less than a 1% share Ability to leverage ground, air and ocean carrier relationships to provide differentiated services for domestic, international and cross-border freight Operates a subsidiary as a non-vessel operating common carrier (“NVOCC”) Opportunity to grow market share through network of dedicated offices on four continents Global Footprint

Financial Performance

Industry-Leading Growth in Revenue and EBITDA Revenue Adjusted EBITDA $ in millions $ in millions CAGR: 32% CAGR: 50% Note: Excludes impact of divested North American truckload unit Investor Presentation August 2018

Flexible Asset / Non-Asset Business Mix Business model enhances customer service and financial returns % Adjusted EBITDA Net Capex Adjusted EBITDA Minus Net Capex Investor Presentation August 2018 Note: Brokers include CH Robinson, Echo Global Logistics and Expeditors International; Parcel includes FedEx and UPS; LTL includes Old Dominion Freight Line, YRC Worldwide, ArcBest and Saia; TL includes Werner Enterprises, Knight-Swift Transportation and Heartland Express; Rail includes CSX Rail Corp, Norfolk Southern, Union Pacific, Kansas City Southern, Canadian Pacific Railway and Canadian National Railway Company 2018: Low Net Capex as % of Revenue vs. Competitor Groups 2018 Targets $ in millions

Strong Free Cash Flow Generation 2018 free cash flow expected to be driven by EBITDA growth, lower interest expense and lower integration and rebranding costs Cash Flow from Operations Free Cash Flow Investor Presentation August 2018 Note: 2018E is based on the company’s target for free cash flow and the mid-point of an expected net capex spend of $450 million to $475 million Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016-18 $ in millions $ in millions

Second Quarter 2018 Results $4.36 billion of revenue 10.9% organic revenue growth $137.5 million of net income; $1.03 per diluted share $131.8 million of adjusted net income; $0.98 per diluted share $436.7 million of adjusted EBITDA $267.4 million of cash flow from operations $192.9 million of free cash flow Note: Net income is attributable to common shareholders; net capex is defined as payment for purchases of property and equipment less proceeds from sale of assets Investor Presentation August 2018

Financial Guidance Reaffirmed targets 2018 adjusted EBITDA of at least $1.6 billion 2017–2018 cumulative free cash flow of approximately $1 billion Targeting approximately $625 million of free cash flow in 2018 XPO has met or exceeded its full year financial targets for six straight years Investor Presentation August 2018

Fundamentals Established for Value Creation Leading positions in fast-growing areas of transportation and logistics Unique ability to help large customers realize efficiencies across the supply chain Large presence in rapidly expanding e-commerce sector Highly integrated organization with culture of accountability Leading-edge technology for operations, customers, carriers and consumers Robust top line expansion, with adjusted EBITDA growing faster than revenue Company-specific initiatives for margin improvement Strong generation of cash from operations and free cash flow Upside from future acquisitions Investor Presentation August 2018

Supplemental Materials

Strongly Committed to Sustainability Transportation Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018 Honored for excellence in environmental improvement by SmartWay® Awarded the label “Objectif CO2” for outstanding environmental performance of transport operations by the French Ministry of the Environment and the French Environment and Energy Agency Large capex investment in fuel-efficient Freightliner Cascadia tractors in North America (EPA 2013-compliant and GHG14-compliant SCR technology) One of the most modern fleets in Europe: 98% compliant with Euro V, EEV and Euro VI standards, with an average truck age of 2.5 years Large fleet of natural gas trucks in Europe, pioneered LNG-powered tractors in the Paris suburban area Government-approved mega-trucks in Spain reduce road miles, CO2 emissions Continued Investor Presentation August 2018

Strongly Committed to Sustainability On track to reduce French fleet emissions by 6% by year-end 2018 vs. 2015 North American LTL operations have energy-saving policies in place and are implementing a phased upgrade to LED lighting Drivers train in responsible eco-driving and fuel usage reduction techniques Waste mitigation measures are instilled in daily operations to reduce paper, such as electronic waybills and documentation, and other waste products Experimenting with diesel alternatives such as diesel-electric hybrids Logistics Many XPO facilities are ISO14001-certified to high standards for environmental management Nestlé’s warehouse of the future in the UK will be sited on man-made plateaus, with environmentally friendly ammonia refrigeration systems, LED lighting, air-source heat pumps for administration areas and rainwater harvesting Continued Investor Presentation August 2018

Strongly Committed to Sustainability Energy efficiency evaluations are performed prior to selecting warehouses to lease, and energy efficient equipment is purchased when feasible Fuel emissions from forklifts are monitored at logistics sites, with protocols in place to take immediate corrective action if needed Millions of electronic components and batteries are recycled annually as a byproduct of reverse logistics operations Packaging engineers ensure that the optimal carton size is used for each product slated for distribution Recycled packaging is purchased when feasible Reusable kitting tools are utilized for the installation of parts in customer operations, manufactured by XPO We are committed to operating our business in a way that demonstrates a high regard for the environment and all our stakeholders  Investor Presentation August 2018

Business Glossary Contract Logistics: An asset-light, technology-enabled business characterized by long-term contractual relationships with high renewal rates, low cyclicality and a high-value-add component that minimizes commoditization. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO services include highly engineered solutions, e-fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain. Reverse logistics, also known as returns management, refers to processes associated with managing the flow of returned goods back through contract logistics facilities: for example, unwanted e-commerce purchases, food transport equipment or defective goods. Reverse logistics services can include cleaning, inspection, refurbishment, restocking, warranty processing and other lifecycle services. Expedite: A non-asset business that facilitates time-critical, high-value or high-security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just-in-time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, web-based technology that solicits bids and assigns loads to aircraft; and a managed transportation network that is the largest web-based expedite management technology in North America. Freight Brokerage: A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology. Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non-asset freight brokerage business, with a network of 38,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset-light mix of owned fleet and independent carriers. Global Forwarding: A non-asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO’s global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed. Investor Presentation August 2018

Business Glossary (Cont’d) Intermodal: An asset-light business that facilitates the movement of long-haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long-haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near-shoring. Last Mile: A non-asset business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e-commerce supply chains and omni-channel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians. Less-Than-Truckload (LTL): The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. Managed Transportation: A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things. Truckload: The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination, and is not handled en route. See Freight Brokerage on the prior page for additional details. Investor Presentation August 2018

Financial Reconciliations The following table reconciles XPO’s net income attributable to common shareholders for the periods ended June 30, 2018 and 2017 to adjusted EBITDA for the same periods. Investor Presentation August 2018 Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document Note: The sum of quarterly net income attributable to common shareholders and distributed and undistributed net income may not equal year-to-date amounts due to the impact of the two-class method of calculating earnings per share Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe

Financial Reconciliations (Cont’d) Investor Presentation August 2018 The table reconciles XPO’s GAAP net income attributable to common shareholders for the periods ended June 30, 2018 and 2017 to adjusted net income attributable to common shareholders for the same periods. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document

Financial Reconciliations (Cont’d) Investor Presentation August 2018 The following table reconciles XPO’s cash flows provided by operating activities for the three and six months ended June 30, 2018 and 2017, and the 12 months ended December 31, 2017, 2016 and 2015, to free cash flow for the same periods. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016-18

Financial Reconciliations (Cont’d) The following table reconciles XPO’s operating income attributable to its North American less-than-truckload business for the trailing twelve months ended June 30, 2018, six months ended June 30, 2018 and 2017, and years ended December 31, 2017 and 2015, to adjusted operating income for the same periods. Investor Presentation August 2018 Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document

Financial Reconciliations (Cont’d) Investor Presentation August 2018 The following table reconciles XPO’s revenue attributable to its North American less-than-truckload business for the periods ended June 30, 2018 and 2017 to adjusted operating ratio for the same periods. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document

Financial Reconciliations (Cont’d) Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe Investor Presentation August 2018 The following table reconciles XPO’s net income (loss) attributable to common shareholders for the years ended December 31, 2017, 2016 and 2015 to adjusted EBITDA, excluding the North American truckload business divested in 2016.

Financial Reconciliations (Cont’d) Investor Presentation August 2018 Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document